UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023 (July 14, 2023)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2023, 1847 Holdings LLC (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) and a placement agency agreement (the “Placement Agreement”) with Spartan Capital Securities, LLC, as placement agent (the “Placement Agent”), which were amended pursuant to an Amendatory Agreement, dated July 18, 2023, among the Company, the Placement Agent and the Purchasers (the “Amendatory Agreement”). Pursuant to the foregoing, on July 18, 2023, the Company issued and sold to the Purchasers, in a registered direct offering, 4,000,000 common shares at a purchase price of $0.24 per share for total gross proceeds of $960,000. The Placement Agent received a cash transaction fee equal to 8% of the aggregate gross proceeds and reimbursement of certain out-of-pocket expenses. After deducting these and other offering expenses, the Company received net proceeds of approximately $858,200.

The Purchase Agreement and the Placement Agreement include customary representations, warranties and covenants by the Company. They also provide that the Company will indemnify the Purchasers and the Placement Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Placement Agreement and the Amendatory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those agreements attached as exhibits hereto, which are incorporated herein by reference.

This offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-269509), which was filed with the Securities and Exchange Commission on February 1, 2023 and declared effective on February 13, 2023. Such securities are being offered only by means of the prospectus, including the amended and restated prospectus supplement, forming a part of the effective registration statement.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Placement Agency Agreement, dated July 14, 2023, between 1847 Holdings LLC and Spartan Capital Securities, LLC
10.1	Form of Securities Purchase Agreement, dated July 14, 2023, among 1847 Holdings LLC and the Purchasers signatory thereto
10.2	Form of Amendatory Agreement, dated July 18, 2023, among 1847 Holdings LLC, Spartan Capital Securities, LLC and the Purchasers signatory thereto
23.1	Consent of Frank, Rimerman + Co. LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2023	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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